SENTO NAMES MATT KOCHAN CHIEF OPERATING OFFICER

SALT LAKE CITY, Utah, September 26, 2006 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, announced today that it has appointed Matthew M. Kochan to the newly created post of Chief Operating Officer.

“We are delighted to have Matt join the Sento team,” commented Patrick F. O’Neal, President and CEO of Sento. “He knows our business from both sides – as an outsourcing services customer at several major companies as well as an outsourcing services provider. Matt brings to Sento extensive operations, general management, and international experience. He has a strong track record in building high performance teams that consistently deliver exceptional service quality. His immediate focus will be on improving our operating efficiency and excellence, margin improvement and in building shareholder value while at the same time assisting us in furthering our goal of broadening and deepening our best in class offerings to our clients.”

Previously, Mr. Kochan was the COO of Stream, an outsourcing services organization with over 12,000 employees. His 30+ years of high technology experience includes senior executive positions at McAfee, Nortel Networks, Compaq Computer and Digital Equipment. He has been recognized as an IT services innovator developing breakthrough service methodologies and best-in-class practices such as customer response centers, predictive technical support tools, and user friendly internet service delivery. Mr. Kochan holds a Masters of Science in Management from Florida Institute of Technology and a Bachelors of Science in Electrical Engineering from Illinois Institute of Technology.

“I am excited about being part of Sento, a Company with a commitment to client success and employee development. I continue to be impressed with Sento’s right channeling service solutions, which provide real differentiated value for clients. I look forward to working with the entire team to drive improved operational performance and new levels of service quality,” said Mr. Kochan.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, AON Warranty Group, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:
Patrick F. O’Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com
Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

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